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                                                                    EXHIBIT 11.1

                                CONCEPTUS, INC.
                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE

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                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
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                                                                                       1996       1995
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Net loss..........................................................................  $  (11,692) $  (5,849)
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Shares used in computing historical net loss per share:
Weighted average shares of common stock outstanding...............................       8,396        183
Shares related to Staff Accounting Bulletin Topic 4D..............................          --      1,403
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Total shares used in computing historical net loss per share......................       8,396      1,586
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Historical net loss per share.....................................................  $    (1.39) $   (3.69)
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Shares used in computing supplemental net loss per share:
Weighted average shares of common stock outstanding...............................       8,396        183
Weighted average shares of the assumed conversion of redeemable convertible
 preferred stock..................................................................         377       3045
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Total shares used in computing supplemental net loss per share....................       8,773      3,228
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Supplemental net loss per share...................................................  $    (1.33) $   (1.81)
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